EXHIBIT 99.1
N E W S   R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President
and CFO
(561) 627-7171

Palm Beach Gardens, Florida	August 29, 2006
DYCOM ANNOUNCES FISCAL 2006 FOURTH QUARTER EARNINGS AND PROVIDES
GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, August 29, 2006—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced its results today for the fourth quarter ended July 29, 2006. The Company reported net income for the quarter ended July 29, 2006 of $10.1 million, or $0.25 per common share diluted, versus a net loss for the quarter ended July 30, 2005 of $12.4 million, or a loss of $0.25 per common share diluted. Included in the net loss for the quarter ended July 30, 2005 was a goodwill impairment charge of approximately $29.0 million (or $0.59 per common share diluted) related to the Company’s White Mountain Cable Construction (“WMCC”) subsidiary. Excluding this item, non-GAAP net income for the quarter ended July 30, 2005 was $16.6 million, or $0.34 per common share diluted. Total contract revenues for the quarter ended July 29, 2006 were $259.9 million compared to total contract revenues of $251.3 million for the quarter ended July 30, 2005, an increase of 3.5%. Stock-based compensation expense for the quarter ended July 29, 2006 and quarter ended July 30, 2005 was $1.4 million and $0.3 million, respectively, on a pre-tax basis.
For the year ended July 29, 2006 net income was $18.2 million, or $0.43 per common share diluted. For the year ended July 30, 2005 net income was $24.3 million, or $0.49 per common share diluted. Included in the net income for the year ended July 29, 2006 was a goodwill impairment charge of approximately $14.8 million (or $0.35 per common share diluted) related to the Company’s Can Am Communications subsidiary. Excluding this item, non-GAAP net income for the year ended July 29, 2006 was $33.0 million, or $0.78 per common share diluted. Included in the net income for the year ended July 30, 2005 was a goodwill impairment charge of approximately $29.0 million (or $0.59 per common share diluted) related to the Company’s WMCC subsidiary. Excluding this item, non-GAAP net income for the year ended July 30, 2005 was $53.3 million, or $1.08 per common share diluted. Total contract revenues for the year ended July 29, 2006 were $1.024 billion compared to total contract revenues of $986.6 million for the year ended July 30, 2005, an increase of 3.8%. Stock-based compensation expense for the year ended July 29, 2006 and the year ended July 30, 2005 was $4.7 million and $1.0 million, respectively, on a pre-tax basis.
Dycom also announced its outlook for the first quarter of fiscal 2007. The Company currently expects revenue for the first quarter of fiscal 2007 to range from $250 million to $270 million and diluted earnings per share to range from $0.22 to $0.27. Included in the expected results is stock-based compensation expense of approximately $1.8 million on a pre-tax basis.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, August 30, 2006; Call 877-209-0397 (United States) or 612-332-0819 (International) and request “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, September 29, 2006.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2006 results are preliminary and the quarterly and annual information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether our recent acquisition can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 29, 2006 and July 30, 2005
Unaudited

	July 29,	July 30,
	2006	2005
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$27,268	$83,062
Accounts receivable, net	146,906	161,321
Costs and estimated earnings in excess of billings	79,546	65,559
Deferred tax assets, net	13,223	12,535
Inventories	7,981	8,116
Other current assets	9,384	11,286

Total current assets	284,308	341,879

Property and equipment, net	126,646	117,145
Intangible assets, net	265,133	227,443
Other	13,928	10,242

Total	$690,015	$696,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,052	$37,185
Current portion of debt	5,169	2,749
Billings in excess of costs and estimated earnings	397	464
Accrued self-insured claims	27,088	28,166
Income taxes payable	4,979	6,598
Other accrued liabilities	45,109	43,550

Total current liabilities	111,794	118,712

Long-term debt	150,009	4,179
Accrued self-insured claims	32,471	22,652
Deferred tax liabilities, net non-current	5,997	1,299
Other liabilities	289	57

Stockholders’ Equity	389,455	549,810

Total	$690,015	$696,709

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND
SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
	(In 000’s, except per share amounts)

Contract revenues	$259,944	$251,263	$1,023,673	$986,627

Cost of earned revenues	208,508	199,016	835,889	785,616
General and administrative expenses (1)	21,121	21,886	80,868	79,727
Depreciation and amortization	12,164	11,003	47,955	46,593
Goodwill impairment charge	—	28,951	14,835	28,951

Total	241,793	260,856	979,547	940,887

Interest income	373	559	1,912	1,341
Interest expense	(3,476)	(97)	(11,990)	(417)
Other income, net	2,109	6,978	6,382	11,970

Income (loss) before income taxes	17,157	(2,153)	40,430	58,634

Provision for income taxes	7,068	10,240	22,250	34,320

Net income (loss)	$10,089	$(12,393)	$18,180	$24,314

Earnings (loss) per common share:

Basic earnings (loss) per share	$0.25	$(0.25)	$0.43	$0.50

Diluted earnings (loss) per share	$0.25	$(0.25)	$0.43	$0.49

Shares used in computing earnings (loss) per common share (2):
Basic	40,191,164	48,849,497	41,835,966	48,746,745

Diluted	40,425,555	48,849,497	42,056,597	49,184,570

(1)	Includes stock-based compensation expense of $1.4 million and $4.7 million for the three and twelve months ended July 29, 2006, respectively, and $0.3 million and $1.0 million for the three and twelve months ended July 30, 2005, respectively.

(2)	The Company purchased 8.76 million common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
($ in 000’s except per share amounts)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 29,	July 30,	July 29,	July 30,
	2006	2005	2006	2005
Item
Goodwill impairment charge	$—	$28,951	$14,835	$28,951

GAAP net income (loss)	$10,089	$(12,393)	$18,180	$24,314
Adjusted for item above	—	28,951	14,835	28,951

Non-GAAP net income	$10,089	$16,558	$33,014	$53,265

Earnings (loss) per common share:

Basic income (loss) per share — GAAP	$0.25	$(0.25)	$0.43	$0.50
Adjustment for item above	—	0.59	0.35	0.59

Basic earnings per share — Non-GAAP	$0.25	$0.34	$0.79	$1.09

Diluted earnings (loss) per share — GAAP	$0.25	$(0.25)	$0.43	$0.49
Adjustment for item above	—	0.59	0.35	0.59

Diluted earnings per share — Non-GAAP	$0.25	$0.34	$0.78	$1.08

Shares used in computing GAAP earnings (loss) per common share and adjustment for item above:

Basic	40,191,164	48,849,497	41,835,966	48,746,745

Diluted	40,425,555	48,849,497	42,056,597	49,184,570

Shares used in computing Non-GAAP earnings per common share:
Basic	40,191,164	48,849,497	41,835,966	48,746,745

Diluted	40,425,555	49,132,573	42,056,597	49,184,570